Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”.)

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of PCCT and Spectaire, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Spectaire has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023 assumes that the Business Combination occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 present the pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what NewCo’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of NewCo. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of PCCT was derived from the unaudited financial statements of PCCT as of and for the nine months ended September 30, 2023, and audited financial statements of PCCT for the year ended December 31, 2022, which are included in the Proxy Statement/Prospectus. The historical financial information of Spectaire was derived from the unaudited condensed consolidated financial statements of Spectaire as of and for the nine months ended September 30, 2023 and audited consolidated financial statements of Spectaire for the year ended December 31, 2022, which are included in the Proxy Statement/Prospectus. This information should be read together with PCCT’s and Spectaire’s unaudited and audited consolidated financial statements, and related notes, the sections titled “PCCT Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Spectaire Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the Proxy Statement/Prospectus.

Description of the Business Combination

On January 16, 2023, PCCT, Spectaire and Merger Sub, entered into the Merger Agreement.

The Domestication

Prior to the Effective Time of the Business Combination, PCCT effected a deregistration under the Cayman Islands Companies Act and a domestication under the DGCL, pursuant to which PCCT’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware.

In connection with the Domestication, (i) each then issued and outstanding PCCT Class A Ordinary Share and each then issued and outstanding PCCT Class B Ordinary Share, converted automatically, on a one-for-one basis, into a share of NewCo Common Stock, (ii) each then issued and outstanding PCCT Warrant converted automatically into a warrant to acquire one share of NewCo Common Stock, pursuant to the Warrant Agreement, dated as of October 27, 2021, between PCCT and Continental, as warrant agent, and (iii) each then issued and outstanding PCCT Unit were cancelled and entitled the holder thereof to one share of NewCo Common Stock and one-half of one NewCo Warrant. Upon effectiveness of the Domestication, PCCT changed its name to “Spectaire Holdings Inc.”

The Business Combination

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, and following the Domestication, the following transactions occurred (together with the other agreements and transactions contemplated by the Merger Agreement, the “Business Combination”):

(i)	prior to the Effective Time, the aggregate amount of each outstanding convertible promissory note of Spectaire, including all outstanding principal and interest accrued but unpaid thereon, converted into shares of common stock, par value $0.0001 per share, of Spectaire (“Spectaire Common Stock”), and each share of the Series Seed Preferred Stock, par value $0.0001 per share, of Spectaire converted into one share of Spectaire Common Stock (such conversions, the “Spectaire Security Conversion”);

(ii)	at the Effective Time (after giving effect to the Spectaire Security Conversion):

(a)	each share of Spectaire Common Stock (other than shares of Spectaire Common Stock subject to Spectaire Options and Spectaire RSUs, Spectaire Restricted Shares, treasury stock and dissenting shares) converted into the right to receive its pro rata portion (on a fully diluted basis) of the Aggregate Merger Consideration and the Spectaire Earnout Shares;

(b)	each outstanding option to purchase Spectaire Common Stock converted into (x) an option to purchase, upon substantially the same terms and conditions, a whole number of shares of NewCo Common Stock (rounded down to the nearest whole share) equal to (1) the number of shares of Spectaire Common Stock subject to such Spectaire Option as of immediately prior to the Effective Time multiplied by (2) the Exchange Ratio (“Converted Stock Options”) and (y) the right to receive its pro rata portion of the Spectaire Earnout Shares;

(c)	each outstanding restricted stock unit relating to Spectaire Common Stock converted into (x) a restricted stock unit, upon substantially the same terms and conditions, relating to a whole number of shares of NewCo Common Stock (rounded down to the nearest whole share) equal to (1) the number of shares of Spectaire Common Stock subject to such Spectaire RSU as of immediately prior to the Effective Time multiplied by (2) the Exchange Ratio (“Converted RSUs”) and (y) the right to receive its pro rata portion of the Spectaire Earnout Shares; and

(d)	each outstanding award of restricted shares of Spectaire Common Stock subject to vesting conditions and/or a risk of forfeiture converted into (x) an award, upon substantially the same terms and conditions, of a whole number of restricted shares of NewCo Common Stock equal to (1) the number of shares of Spectaire Common Stock subject to such Spectaire Restricted Share as of immediately prior to the Effective Time multiplied by (2) the Exchange Ratio (“Converted Restricted Shares”) and (y) the right to receive its pro rata portion of the Spectaire Earnout Shares.

(iii)	upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, following the Domestication, Merger Sub merged with and into Spectaire with Spectaire as the surviving corporation and a wholly owned subsidiary of NewCo, and by virtue of the Merger, each share of capital stock of Merger Sub automatically converted into a share of common stock, par value $0.0001 per share, of Spectaire.

Other Related Events in connection with the Business Combination

Polar Subscription Agreement

On October 4, 2023, the Company entered into a subscription agreement with Polar Multi-Strategy Master Fund (“Polar”) to cover working capital requirements of the Company prior to the consummation of the Business Combination (the “Polar Subscription Agreement”). Pursuant to the terms and subject to the conditions of the Polar Subscription Agreement, Polar agreed to contribute up to $650,000 to the Company (the “Capital Contribution”). In consideration of the Capital Contribution, the Company agreed to issue 0.9 shares of Common Stock for each dollar of the Capital Contribution. Accordingly, at closing of the Business Combination, the Company issued 585,000 shares of Common Stock to Polar. Upon certain events of default under the Subscription Agreement, PCCT shall issue to Polar 0.1 shares of Common Stock (“Default Shares”) for each dollar of the Capital Contribution funded as of the date of such default, and for each month thereafter until such default is cured, subject to certain limitations provided for therein.

In connection with the Company’s entry into the Polar Subscription Agreement, Perception Capital Partners II LLC (the “Sponsor”) delivered to the Company a letter agreement to facilitate the Company’s fundraising efforts (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit for cancellation (i) 585,000 Class B Ordinary Shares concurrently with the closing of the Business Combination and (ii) following the closing of the Business Combination, the number of shares of Common Stock equal to the number of Default Shares, if any, issued by the Surviving Entity to Polar in accordance with the Subscription Agreement.

Polar Forward Purchase Agreement

On October 16, 2023, PCCT and Polar entered into the Polar Forward Purchase Agreement for an OTC Equity Prepaid Forward Transaction. Pursuant to the terms of the Polar Forward Purchase Agreement, Polar purchased 206,000 class A ordinary shares, par value $0.0001 per share, of PCCT from holders (other than PCCT or its affiliates) who elected to redeem such shares in connection with the Business Combination. Purchases by Polar were made through brokers in the open market after the redemption deadline in connection with the Business Combination at the Initial Price.

The Polar Forward Purchase Agreement provides that not later than one local business day following the Closing, PCCT transferred to an account designated in writing by Polar, out of funds held in the Trust Account the Prepayment Amount equal to the product of the number of Recycled Shares and the Initial Price, less an amount equal to 1% of the product of the number of Recycled Shares and the Initial Price. In addition to the Prepayment Amount, PCCT paid directly from the Trust Account on the Prepayment Date, an amount equal to the product of 37,500 PCCT Class A Ordinary Shares and the Initial Price. Polar has agreed to waive any redemption rights in connection with the Business Combination with respect to the Recycled Shares.

Forward Purchase Agreement

Pursuant to the terms of the Forward Purchase Agreement executed on January 14, 2023, Meteora purchased 885,574 shares of PCCT Class A Ordinary Shares from Public Shareholders who elected to redeem such shares in connection with the Business Combination. PCCT also transferred to an account designated in writing by Meteora, out of funds held in the Trust Account the Prepayment Amount equal to the product of the number of Recycled Shares and the Initial Price, less an amount equal to 1% of the product of the number of Recycled Shares and the Initial Price. In addition to the Prepayment Amount, PCCT paid directly from the Trust Account on the Prepayment Date, an amount equal to the product of 150,000 PCCT Class A Ordinary Shares and the Initial Price. Meteora waived any redemption rights in connection with the Business Combination with respect to the Recycled Shares. Purchases of Recycled Shares by Meteora were made after the redemption deadline in connection with the Business Combination at the Initial Price.

On October 16, 2023, PCCT and Meteora entered into the Meteora Forward Purchase Agreement Amendment. Pursuant to the Meteora Forward Purchase Agreement Amendment, PCCT and the Seller agreed to require PCCT to transfer the Prepayment Amount directly to an account designated in writing by the Seller in place of an escrow account with Continental Stock Transfer & Trust Company to be held in escrow and distributed in accordance with a written escrow agreement.

From time to time following the Closing and prior to the Maturity Date, being the earliest to occur of (a) the first anniversary of the Closing (or, upon the mutual written agreement of PCCT and Meteora, 18 months following the Closing) and (b) the date specified by Meteora in a written notice to be delivered to PCCT at Meteora’s discretion after the occurrence of a Seller Price Trigger Event or a Delisting Event (each as defined in the Forward Purchase Agreement), Meteora may, in its sole discretion, sell some or all of the Recycled Shares. On the last trading day of each calendar month following the Business Combination, in the event that Meteora has sold any Recycled Shares (other than sales to recover the Shortfall Amount), an amount will be paid to PCCT equal to the product of the number of Recycled Shares sold multiplied by the Reset Price and to Meteora equal to the excess of the Initial Price over the Reset Price for each sold Recycled Share. The “Reset Price” shall be set on the first scheduled trading day of each month, commencing with the first calendar month following the Closing, to be the lowest of the (b) Initial Price and (c) volume weighted average price of the NewCo Common Stock during the last 10 trading days during the prior calendar month, but not lower than $7.50; provided that to the extent that PCCT offers and sells any NewCo Common Stock or securities convertible into NewCo Common Stock at a price lower than the existing Reset Price, the Reset Price shall be modified to equal such reduced price.

At the Maturity Date, an amount equal to the Initial Price for each Matured Share shall be transferred to Meteora, and Meteora shall transfer the Matured Shares to PCCT. Additionally, at the Maturity Date, PCCT shall pay to Meteora an amount equal to $1.25 (or $1.75, if the Maturity Date has been extended by the mutual written agreement of PCCT and Meteora) for each Matured Share, which may be paid in cash or in shares of NewCo Common Stock at the 10-day volume weighted average price of the NewCo Common Stock.

Based on above, PCCT has a conditional obligation to repurchase the outlined shares. As such, the Forward Purchase Agreement is within the scope of ASC 480 and should be accounted for as liability.

Earnout Shares

During the Earnout Period, NewCo shall issue up to 7,500,000 shares of NewCo Common Stock in three equal tranches to Eligible Spectaire Equityholders upon the occurrence of the Earnout Triggering Events:

●	Upon the occurrence of the volume-weighted average closing sale price of one share of NewCo Common Stock quoted on market is greater than or equal to $15.00, a one-time issuance of 2,500,000 Spectaire Earnout Shares; and

●	Upon the occurrence of the volume-weighted average closing sale price of one share of NewCo Common Stock quoted on market is greater than or equal to $20.00, a one-time issuance of 2,500,000 Spectaire Earnout Shares; and

●	Upon the occurrence of the volume-weighted average closing sale price of one share of NewCo Common Stock quoted on market is greater than or equal to $25.00, a one-time issuance of 2,500,000 Spectaire Earnout Shares.

The Eligible Spectaire Equityholders shall be entitled to receive Spectaire Earnout Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the Eligible Spectaire Equityholders be entitled to receive more than an aggregate of 7,500,000 Spectaire Earnout Shares.

The per-share price calculation in a change-in-control transaction would exclude the shares that would be issued under the Earnout arrangement. Management determined that the arrangement would not be considered indexed to the entity’s own stock as a result of this, and the Spectaire Earnout Shares should therefore be classified as a liability and recognized at fair value at each reporting period with changes in fair value included in earnings.

Amended and Restated Promissory Notes

On October 17, 2023, PCCT and the Sponsor amended and restated the A&R Working Capital Note to, among other things, extend the date by which the unpaid principal balance thereunder becomes due and payable by PCCT to the Sponsor to the later of (i) the date by which PCCT must complete an initial business combination and (ii) a date that is one hundred eighty (180) days following the consummation of an initial business combination.

On October 17, 2023, PCCT and the Sponsor amended and restated the Second A&R Extension Note to (A) extend the date by which the unpaid principal balance thereunder becomes due and payable by the Company to the Sponsor to the later of (i) the date by which PCCT must complete an initial business combination and (ii) a date that is one year following the consummation of an initial business combination, and (B) allow the Company to convert up to $1,200,000 of the unpaid principal amount outstanding under the Second A&R Extension Note into a number of shares of Company Common Stock calculated based on a 10-day volume weighted average price of the Company Common Stock over a period ending on the day the Company provides the Sponsor notice of such conversion.

Arosa Bridge Loan Agreement and Warrant Agreement

On March 31, 2023, Spectaire, as borrower, entered into a Loan Agreement with Arosa Multi-Strategy Fund LP (“Arosa”), as lender, providing for a term loan (the “Arosa Loan”) in a principal amount not to exceed $6.5 million (the “Loan Agreement”), comprised of (i) $5.0 million in cash, of which (a) $2.0 million was funded to a deposit account of Spectaire and (b) $3.0 million (the “Arosa Escrow Funds”) was funded into an escrow account (the “Arosa Escrow Account”) pursuant to an escrow agreement, dated as of March 31, 2023, by and between Spectaire and Wilmington Savings Fund Society, FSB, and (ii) Arosa caused its affiliate to transfer founder units valued by the parties at $1.5 million (the “Arosa Founder Units”) to Spectaire. Upon receipt of the Arosa Founder Units, Spectaire will distribute the Arosa Founder Units to Spectaire’s employees, service advisors, and other institutional investors (other than Arosa and its affiliates) on a pro rata basis. Release of the Arosa Escrow Funds from the Arosa Escrow Account occurred on April 17, 2023.

The Arosa Loan will mature on March 27, 2024 (the “Arosa Maturity Date”). In the event that the outstanding principal amount and the final payment amount of $1.3 million (the “Final Payment Amount”) are not paid in full on the Arosa Maturity Date, the unpaid balance will accrue interest thereafter at a rate of 20.0% per annum. Upon the occurrence and during the continuance of an event of default under the Loan Agreement, all outstanding obligations under the Loan Agreement will bear interest at a rate per annum that is 5.0% greater than the rate that would otherwise be applicable under the Loan Agreement. All interest under the Loan Agreement will be computed on the basis of a 360-day year for the actual number of days elapsed.

Spectaire, its subsidiaries and Arosa also entered into a Guarantee and Collateral Agreement providing that Spectaire’s obligations to Arosa are secured by substantially all of Spectaire’s assets and all of Spectaire’s shareholders entered into a pledge agreement with Arosa pursuant to which such shareholders pledged all of their equity interests in Spectaire to Arosa as collateral under the Arosa Loan.

Within 90 days after PCCT share redemption, Spectaire shall cause all proceeds to Spectaire from the Trust Account, net of taxes and expenses (the “Net Trust Proceeds”), to be applied to prepay the loan in an amount of cash equal to the sum of (a) the Net Trust Proceeds, plus, (b) in the event that the payment in (a) results in the payment in full of the entire outstanding principal amount of the loan, the Final Payment Amount and (c) all other sums, that shall have become due and payable hereunder in connection with the loan.

The debt instrument does not have any features that require bifurcation as embedded derivatives. All of the proceeds received from the issuance of the debt instrument are recorded as a liability on the unaudited condensed combined pro forma balance sheet.

The transfer of Arosa Founder Units to Spectaire employees and service advisors is subject to ASC 718. Under ASC 718, compensation associated with equity-classified awards is measured at fair value upon the grant date. The Arosa Founder Units were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination). For purpose of the presentation of the following unaudited condensed pro forma financial statements, an amount equal to the number of Arosa Founder Units that ultimately vest multiplied by the grant date fair value per share of $3.84 (or a total of $1.9 million) was recognized as stock-based compensation.

The transfer of Arosa Founder Units to other institutional investors represents the offering of shares and no expense was recorded in the unaudited condensed pro forma financial statements.

On March 31, 2023, in accordance with the terms of the Loan Agreement, Spectaire agreed to issue to Arosa a warrant to purchase a number of shares of Spectaire Common Stock representing 10.0% of the outstanding number of shares of Spectaire Common Stock on a fully diluted basis as of March 31, 2023 at an exercise price of $0.01 per share, subject to adjustment as described in the Loan Agreement (the “Closing Date Warrant”). Pursuant to the Loan Agreement, Spectaire will, upon the closing of the Business Combination, issue an additional warrant to Arosa to purchase a number of shares of NewCo Common Stock equal to 5.0% of the outstanding number of shares of NewCo Common Stock on a fully diluted basis at an exercise price of $0.01 per share, subject to adjustment as described in the Loan Agreement (the “Additional Warrant”). Taken together after giving effect to the closing of the Business Combination, the shares of NewCo common stock underlying the Closing Date Warrant and the Additional Warrant will represent 10.3% of the outstanding number of shares of NewCo Common Stock on a fully diluted basis. Spectaire intends to account for these warrants in accordance with the guidance contained in ASC 815. Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified warrants are initially measured at fair value. Subsequent changes in fair value are not recognized as long as they continue to be classified in equity.

On October 13, 2023, Spectaire requested an additional advance in the aggregate principal amount of $0.7 million (the “Additional Advance”) under the Arosa Loan Agreement. The Advance together with the original loan in the aggregate principial amount of $6.5 million constitute the Loan for all purposes under the Arosa Loan Agreement and the other Loan Documents such that the aggregate outstanding principal amount of the Loan after the making of the Additional Advance is $7.2 million, and all of the terms and conditions applicable to the Loan under the Loan Agreement and the other Loan Documents shall apply to the Additional Advance. On October 19, 2023, in connection with the closing of the Business Combination, Spectaire issued an additional warrant to Arosa to purchase 2,194,453 shares of NewCo Common Stock, subject to adjustment as described in the Loan Agreement. Upon the issuance of such Warrant, Arosa and Spectaire agreed to terminate and cancel the Closing Date Warrant.

The following table summarizes the pro forma number of shares of NewCo Common Stock outstanding following the consummation of the Business Combination and the Forward Purchase Transaction, discussed further in the sections below, excluding the potential dilutive effect of the exercise or vesting of the NewCo Options, NewCo RSUs, NewCo Restricted Shares, PCCT Warrants, and Arosa Warrants.

Equity Capitalization Summary	Shares	%
Spectaire Stockholders	8,466,873	55.2%
PCCT Public Shareholders	36,417	0.2%
Sponsor(1)	5,165,000	33.6%
Polar	791,000	5.2%
Meteora	885,574	5.8%
Total NewCo Common Stock	15,344,864	100.0%

(1)	Includes the 90,000 PCCT Class B Ordinary Shares held by PCCT’s independent directors.

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although PCCT acquired all of the outstanding equity interests of Spectaire in the Business Combination, PCCT was treated as the “acquired” company and Spectaire was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Spectaire issuing stock for the net assets of PCCT, accompanied by a recapitalization. The net assets of PCCT were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Spectaire.

Spectaire was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Spectaire’s existing stockholders have the greatest voting interest in NewCo;

●	Spectaire’s existing stockholders have the ability to control decisions regarding election and removal of directors and officers of NewCo;

●	Spectaire comprises the ongoing operations of NewCo; and

●	Spectaire’s existing senior management is the senior management of NewCo.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 are based on the unaudited and audited historical financial statements of PCCT and Spectaire. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2023

(in thousands, except share and per share data)

	(1) Spectaire (Historical)	(2) PCCT (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash	$106	$—	$650	(E)	$1,807
			195	(G)
			(294)	(H)
			500	(I)
			650	(Q)

Prepaid expense and other current assets	17	45	690	(H)	752
Note receivable – related party	818	—	(818)	(L)	—
Investment in marketable securities	533	—	—		533
Total current assets	1,474	45	1,573		3,092

Property and equipment, net	27	—	—		27
Deposits	85	—	—		85
Investments held in Trust Account	—	23,124	164	(B)	—
			(10,664)	(C)
			(12,204)	(D)
			(420)	(G)
TOTAL ASSETS	$1,586	$23,169	$(21,551)		$3,204

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$1,828	$6,528	$1,914	(H)	$10,904
			634	(O)
Accounts payable – related party	—	44	—		44
Accrued offering costs	—	224	—		224
Polar payable	—	—	650	(E)	425
			(225)	(G)
Deferred revenue	149	—	—		149
Loan payable	3,250	—	—		3,250
Convertible promissory notes – related party	—	2,055	35	(B)	1,272
			(818)	(L)
FPA liability	—	7,050	(3,352)	(D)	3,698
Total current liabilities	5,227	15,901	(1,162)		19,966
Convertible notes payable, net – related party	2,357	—	(2,357)	(I)	—
Deferred underwriting fee payable	—	5,635	—		5,635
Earnout Shares liability	—	—	61,072	(M)	61,072
Total liabilities	7,584	21,536	57,553		86,673

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2023

(in thousands, except share and per share data)

	(1) Spectaire (Historical)	(2) PCCT (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
PCCT Class A ordinary shares subject to possible redemption, 2,080,915 shares at redemption value	—	23,024	(23,024)	(A)	—
PCCT common stock subject to possible redemption	—	—	23,024	(A)	—
			164	(B)
			(10,664)	(C)
			(12,524)	(J)
Stockholders’ deficit:
PCCT preference shares, $0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—	—		—
PCCT Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no shares issued and outstanding (excluding 2,080,915 shares subject to possible redemption)	—	—	—		—
PCCT Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 5,750,000 shares issued and outstanding	—	1	(1)	(A)	—
PCCT common stock	—	—	1	(A)	2
			—	(D)
			—	(E)
			—	(F)
			1	(I)
			—	(J)
Spectaire preferred stock, $0.0001 par value; 7,500,000 shares authorized; 5,100,000 shares issued and outstanding	1	—	(1)	(I)	—
Spectaire common stock, $0.0001 par value; 25,000,000 shares authorized; 10,775,432 shares issued and outstanding	1	—	(1)	(I)	—
Additional paid-in capital	16,725	—	(6,652)	(D)	—
			3,662	(E)
			—	(F)
			(74)	(H)
			2,858	(I)
			12,524	(J)
			187	(K)
			(61,072)	(M)
			1,914	(N)
			(28,920)	(P)
			13,737	(Q)
			45,111	(R)
Accumulated deficit	(22,725)	(21,392)	(35)	(B)	(83,471)
			(2,200)	(D)
			(3,662)	(E)
			(1,444)	(H)
			(187)	(K)
			(1,914)	(N)
			(634)	(O)
			28,920	(P)
			(13,087)	(Q)
			(45,111)	(R)

Total stockholders’ deficit	(5,998)	(21,391)	(56,080)		(83,469)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,586	$23,169	$(21,551)		$3,204

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

(in thousands, except share and per share data)

	(1) Spectaire (Historical)	(2) PCCT (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
General and administrative	$7,985	$4,856	$(90)	(BB)	$12,751
Depreciation expense	11	—	—		11
Research and development	1,986	—	—		1,986
Sales and marketing	329	—	—		329
Total operating expenses	10,311	4,856	(90)		15,077

Loss from operations	(10,311)	(4,856)	90		(15,077)

Other income (expense)
Interest and dividend income on investment held in Trust Account	—	838	(838)	(AA)	—
Change in fair value of forward purchase units	—	(3,220)	—		(3,220)
Interest income on marketable securities	43	—	—		43
Loss on initial issuance of warrants	(7,310)	—	—		(7,310)
Interest expense	(4,007)	—	91	(II)	—
			3,916	(JJ)
Total other expense, net	(11,274)	(2,382)	3,169		(10,487)

Loss before income tax	(21,585)	(7,238)	3,259		(25,564)
Income tax expense	—	—	—		—

Net loss	$(21,585)	$(7,238)	$3,259		$(25,564)

Net loss per common share, basic and diluted	$(2.20)

Basic and diluted net loss per share attributable to common stock subject to redemption		$(0.91)

Basic and diluted net loss per share attributable to common stock		$(0.91)

Weighted average number of common shares outstanding, basic and diluted					15,344,864
Net loss per common share, basic and diluted					$(1.67)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except share and per share data)

	(1) Spectaire (Historical)	(2) PCCT (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
General and administrative	$138	$3,794	$(120)	(BB)	$9,557
			1,444	(CC)
			187	(DD)
			1,914	(FF)
			2,200	(GG)
Depreciation expense	10	—	—		10
Research and development	968	—	—		968
Total operating expenses	1,116	$3,794	5,625		10,535

Loss from operations	(1,116)	(3,794)	(5,625)		(10,535)

Other income (expense)
Interest and dividend income on investment held in Trust Account	—	2,030	(2,030)	(AA)	—
Gain on extinguishment of debt	700	—	—		700
Interest expense	—	—	(8,450)	(EE)	(12,112)
			(3,662)	(HH)

Total other (expense) income, net	700	2,030	(14,142)		(11,412)

Loss before income tax	(416)	(1,764)	(19,767)		(21,947)
Income tax expense	—	—	—		—

Net loss	$(416)	$(1,764)	$(19,767)		$(21,947)

Net loss per common share, basic and diluted	$(0.06)

Basic and diluted net loss per share attributable to common stock subject to redemption		$(0.07)

Basic and diluted net loss per share attributable to common stock		$(0.07)

Weighted average number of common shares outstanding, basic and diluted					15,344,864

Net loss per common share, basic and diluted					$(1.43)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as Spectaire was determined to be the accounting acquirer, primarily due to the fact that Spectaire stockholders continues to control NewCo. Under this method of accounting, although PCCT acquired all of the outstanding equity interests of Spectaire in the Business Combination, PCCT was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Spectaire issuing stock for the net assets of PCCT, accompanied by a recapitalization. The net assets of PCCT were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Spectaire.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 assumes that the Business Combination and related transactions occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

i.	PCCT’s unaudited balance sheet as of September 30, 2023 and the related notes for the nine months ended September 30, 2023, included in the Proxy Statement/Prospectus; and

ii.	Spectaire’s unaudited condensed consolidated balance sheet as of September 30, 2023 and the related notes for the nine months ended September 30, 2023, included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

i.	PCCT’s unaudited statement of operations for the nine months ended September 30, 2023 and the related notes, included in the Proxy Statement/Prospectus; and

ii.	Spectaire’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2023 and the related notes, included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

i.	PCCT’s audited statement of operations for the year ended December 31, 2022 and the related notes, included in the Proxy Statement/Prospectus; and

ii.	Spectaire’s audited consolidated statement of operations for the year ended December 31, 2022 and the related notes, included in the Proxy Statement/Prospectus.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that PCCT believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of NewCo. They should be read in conjunction with the historical financial statements and notes thereto of PCCT and Spectaire.

2. Accounting Policies

Upon consummation of the Business Combination, management has performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the two entities which have a material impact on the consolidated financial statements of NewCo. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are expected to have a continuing impact on the results of NewCo.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Spectaire has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. Spectaire and PCCT have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had NewCo filed consolidated income tax returns during the periods presented. The pro forma condensed combined balance sheet does not necessarily reflect the deferred taxes of NewCo as a result of the Business Combination. Upon Closing of the Business Combination, it is likely that NewCo will record a valuation allowance against the total U.S. and state deferred tax assets given the history of net operating losses and valuation allowance of Spectaire as the recoverability of the tax assets is uncertain.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of NewCo Common Stock outstanding, assuming the Business Combination occurred on January 1, 2022.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

(1)	Derived from the unaudited condensed consolidated financial statements of Spectaire as of and for the nine months ended September 30, 2023 and the audited statement of operations for the year ended December 31, 2022
(2)	Derived from the unaudited condensed financial statements of PCCT as of and for the nine months ended September 30, 2023 and the audited statement of operations for the year ended December 31, 2022
(A)	Reflects the conversion of PCCT Class A Ordinary Shares and PCCT Class B Ordinary Shares into NewCo Common Stock in connection with the Domestication.

(B)	Reflects the Extension payment into the Trust Account to extend the Combination Period, the interest income earned in the Trust Account, and the accretion of PCCT common stock subject to possible redemption subsequent to September 30, 2023.
(C)	Represents the redemption of 2,044,498 shares of PCCT common stock at a redemption price of $11.19 per share upon the Business Combination, net of the proceeds from Meteora and Polar’s purchase of 1,091,574 Recyced Shares at an Initial Price of $11.19 per share, resulting in a redemption payment of $10.7 million from the Trust Account to PCCT Public Stockholders.
(D)	Reflects the issuance of 1,091,574 Recycled Shares to Meteora and Polar upon the Business Combination and transfer of the Prepayment Amount and the Share Consideration Amount from the Trust Account. The Prepayment Amount equals to the product of the number of Recycled Shares and the Initial Price, less an amount equal to 1% of the product of the number of Recycled Shares and the Initial Price (the “Shortfall Amount”).
(E)	Reflects the capital contribution of $0.7 million from Polar prior to PCCT consummating the Business Combination that is contractually required to be repaid by Spectaire. As additional consideration, PCCT issued 585,000 shares of PCCT common stock to Polar upon the Business Combination, resulting in a recognition of financing charge of $3.7 million.
(F)	Reflects the cancellation of 585,000 Founder Shares for no consideration upon the Business Combination.
(G)	Reflects the transfer of investments held in the Trust Account to cash after the repayment of $225,000 to Polar.

(H)	Reflects the accrual of $1.9 million of Business Combination related fees and expenses and the payment of $0.3 million of Business Combination related fees and expenses upon the Business Combination, including offering costs of $1.5 million, and the director and officer liability insurance of $0.7 million, which is recognized as a prepaid expense in the unaudited pro forma condensed combined balance sheet.

(I)	Reflects the conversion of the Spectaire Convertible Notes and the Spectaire Preferred Stock into the Spectaire Common Stock and the issuance of 8,466,873 shares of NewCo Common Stock to existing Spectaire stockholders, including the issuance of 50,000 PIPE Shares to the PIPE Investor.

(J)	Reflects the reclassification of 36,417 shares of PCCT common stock subject to possible redemption to permanent equity.
(K)	Reflects the recognition of stock-based compensation upon the Business Combination for the Founder Shares transferred from the Sponsor to directors on April 7, 2021.
(L)	Reflects the elimination of intercompany loan between PCCT and Spectaire.
(M)	Reflects the obligation to issue Spectaire Earnout Shares upon the occurrence of Earnout Triggering Events. PCCT has preliminarily determined that the Contingent Consideration for PCCT participating shareholders is not indexed to PCCT’s own stock and is therefore accounted for as a liability which will be remeasured to fair value at subsequent reporting dates with the change in fair value recognized as a gain or loss in the statement of operations.

The following table shows the pro forma earnings per share data upon NewCo meeting different Triggering Events for the nine months ended September 30, 2023:

	Triggering Event I	Triggering Event II	Triggering Event III
Number of Spectaire Earnout Shares outstanding	2,500,000	5,000,000	7,500,000
Weighted average shares outstanding of common stock	17,844,864	20,344,864	22,844,864
Net loss per common share, basic and diluted	$(1.43)	$(1.26)	$(1.12)

The following table shows the pro forma earnings per share data upon NewCo meeting different Triggering Events for the year ended December 31, 2022:

	Triggering Event I	Triggering Event II	Triggering Event III
Number of Spectaire Earnout Shares outstanding	2,500,000	5,000,000	7,500,000
Weighted average shares outstanding of common stock	17,844,864	20,344,864	22,844,864
Net loss per common share, basic and diluted	$(1.23)	$(1.08)	$(0.96)

(N)	Reflects the recognition of stock-based compensation upon the Business Combination for the Arosa Founder Units transferred to Spectaire employees and service advisors.

(O)	Reflects the additional accrual of Final Payment of the Arosa Bridge Loan upon the Business Combination.
(P)

Reflects the elimination of PCCT’s historical accumulated deficit after recording (1) the accretion as described under adjustment (B) above, (2) the payments of Shortfall Amount and Share Consideration Amount as described under adjustment (D) above, (3) the interest expense as described under adjustment (E) above, (4)

the adjustment to PCCT accumulated deficit due to the Business Combination related fees and expenses as described under adjustment (H) above, and (5) the recognition of stock-based compensation as described under adjustment (K) above.

(Q)	Represents the proceeds from the additional advance of $0.7 million under the Arosa Loan Agreement along with the issuance of an additional warrant to purchase 2,194,453 shares of NewCo Common Stock upon the Closing of the Business Combination.
(R)	Reflects the reclassification of negative additional paid-in capital to accumulated deficit.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 are as follows:

(AA)	Represents an adjustment to eliminate interest and dividend income on investments held in the Trust Account after giving effect to the Business Combination as of it had occurred on January 1, 2022.
(BB)	Represents an adjustment to eliminate administrative service fees that will be ceased paying upon Closing of the Business Combination after giving effect to the Business Combination as of it had occurred on January 1, 2022.

(CC)	Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in Entry (H) above in the aggregate amount of $1.4 million for the direct, incremental costs of the Business Combination, assuming those adjustments were made as of the beginning of the fiscal year presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the combined company beyond 12 months after the Business Combination.
(DD)	Represents the recognition of stock-based compensation upon the Business Combination for the Founder Shares transferred from Sponsor to directors on April 7, 2021.
(EE)	Represents the recognition of the 20% on the Initial Principal as interest expense and the amortization of the debt discount as interest expense.
(FF)	Reflects the recognition of stock-based compensation upon the Business Combination for the Arosa Founder Units transferred to Spectaire employees and service advisors.
(GG)	Represents payment of the Shortfall Amount and the Share Consideration Amount in connection with Meteora and Polar’s purchase of Recycled Shares as noted in tickmark (D).
(HH)	Represents the recognition of interest expense in connection with the issuance of 585,000 shares to Polar as additional consideration for capital contribution.
(II)	Represents an adjustment to eliminate interest expense after giving effect to the conversion of Spectaire convertible notes at the Business Combination as of it had occurred on January 1, 2022.
(JJ)	Represents an adjustment to eliminate interest expense on Arosa Bridge Loan after giving effect to the Closing of the Business Combination as if they had already been recorded during the year ended December 31, 2022.

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of January 1, 2022, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions by PCCT’s public stockholders of shares of PCCT Class A common stock for the nine months ended September 30, 2023 and for the year ended December 31, 2022:

(in thousands, except share and per share data)	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Net loss	$(25,564)	$(21,947)
Weighted average shares outstanding of common stock(1)	15,344,864	15,344,864
Net loss per common share, basic and diluted	$(1.67)	$(1.43)

(1)	For the purposes of calculating diluted earnings per share, all outstanding 260,000 NewCo RSUs, 7,240,000 NewCo Restricted Shares, 21,500,000 PCCT Warrants, 221,631 Working Capital Loan Warrants and Extension Warrants, and 4,394,996 Arosa Warrants should have been assumed to have been exercised. However, since this results in anti-dilution, the effect of such exercise was not included in calculation of diluted loss per share